Item 77 C:  Submission of Matters to a Vote of Security
Holders

Written consent of GuideStone Financial Resources of the Southern Baptist Convention, a majority shareholder of each series of GuideStone Funds, is incorporated herein by reference to the Definitive Information Statement on Form DEF 14C (Accession No. 0001193125-12-119001) filed with the U.S.
Securities and Exchange Commission (the "SEC") on March 16,
2012.